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                                                                EXHIBIT 10.3

                             STOCK OPTION AGREEMENT
                            FOR NON-EMPLOYEE DIRECTOR


                  THIS STOCK OPTION AGREEMENT (the "Agreement"), made this ____ day of ___________, 20__, between Health Care REIT, Inc., a Delaware corporation (the "Corporation"), and _______________ (the "Director").

                                  WITNESSETH:

         WHEREAS, the Director serves as a member of the Board of Directors of the Corporation; and

         WHEREAS, the Corporation maintains the Health Care REIT, Inc. Stock Plan for Non-Employee Directors (the "Plan") in order to secure for the Corporation and its stockholders the benefits inherent in increased ownership of common stock of the Corporation by those members of the Board of Directors who are not employed by the Corporation;

         WHEREAS, the terms of the Plan provide that each eligible member of the Board of Directors shall be granted stock options at the time of the regular January meeting of the Board each year, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. GRANT OF OPTIONS.

                  Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Director the right and option to purchase up to a total of ____________(_____) shares of the common stock, $1.00 par value per share, of the Corporation (the "Common Stock"), at the option price of $__________ per share (the "Options"). The Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         2. PERIOD OF EXERCISE.

                  The Options shall become exercisable by the Director in three installments. Subject to accelerated vesting pursuant to Sections 7, 8 or 9 below, at any time during the term of the Options, the maximum number of shares of Common Stock the Director may purchase by exercising the Options shall be limited as specified in the following schedule:



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                                                MAXIMUM NUMBER OF SHARES
              PERIOD                            THAT MAY BE PURCHASED
              ------                            ------------------------

              From __________, 20__ to          Up to _______ shares
              __________, 20__

              From __________, 20__ to          Up to _______ shares (less any
              __________, 20__                  shares previously purchased
                                                through the Options)

              From __________, 20__ to          Up to _______ shares (less any
              __________, 20__                  shares previously purchased
                                                through the Options)

                  If, at any time during this period, the Director exercises the Options to purchase less than all of the shares that may then be acquired by exercising the Options, the Director shall be entitled to exercise the Options with respect to the remaining portion of such shares at any subsequent time prior to the termination date of the Options.

         3. TERMINATION DATE OF OPTIONS.

                  The Options granted herein shall terminate on ___________, 20__, the tenth anniversary of the date of grant, and the Director shall have no right to exercise the Options at any time thereafter.

         4. MANNER OF EXERCISE.

                  If the Director elects to exercise the Options to purchase shares of Common Stock, the Director shall give written notice of such exercise to the Corporate Secretary of the Corporation. The notice of exercise shall state the number of shares of Common Stock as to which the Options are being exercised.

                  The Director may exercise the Options to purchase all, or any lesser whole number, of the number of shares of Common Stock available for purchase under the Options.

         5. PAYMENT FOR SHARES.

                  Full payment of the option price for the shares of Common Stock purchased by exercising the Options shall be due at the time the notice of exercise is delivered pursuant to Section 4. Such payment may be made (i) in cash, (ii) by delivery of shares of Common Stock currently owned by the Director with a fair market value equal to the option price, or (iii) in any other form acceptable to the Corporation.



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                  Alternatively, the Director shall be deemed to have paid the full option price due upon exercise of his or her Options, if the Director's notice of exercise is accompanied by an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Options promptly to a broker-dealer designated by the Director (which may include the Corporation's transfer agent), together with an irrevocable instruction to such broker-dealer to sell at least that portion of the shares necessary to pay the option price (and any related expenses specified by the parties), and that portion of the sale proceeds needed to pay the option price is delivered directly to the Corporation no later than the close of business on the settlement date.

         6. ISSUANCE OF STOCK CERTIFICATES FOR SHARES.

                  The stock certificates for any shares of Common Stock issuable to the Director upon exercise of the Options shall be delivered to the Director (or to the person to whom the rights of the Director shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible (except to the extent such shares are instead delivered to a designated broker-dealer in connection with a cashless exercise permitted under the preceding paragraph).

         7. TERMINATION OF SERVICE ON BOARD.

                  If the Director resigns from service as a member of the Board of Directors (other than as a result of total disability or retirement after attaining age 65), or decides not to stand for reelection at the expiration of the Director's current term of office, or is not nominated by the Board to stand for election at the Annual Stockholders' Meeting at which the Director's current term of office expires, or, if nominated, is not reelected, then that portion of the Options held by the Director which was exercisable under Section 2 on the date the Director ceases to be a member of the Board may be exercised at any time during the period of six months after such date, but in no event later than ___________, 20__. Any portion of the Options not exercised by the end of such period shall terminate.

                  If the Director ceases to serve as a member of the Board prior to the end of the Director's term as a result of permanent and total disability or retirement after attaining age 65, the Options shall become vested and exercisable in full and may be exercised by the Director at any time during the period of twelve (12) months following the date of such cessation of service, but in no event later than ___________, 20__. Any portion of the Options not exercised by the end of such period shall terminate.

                  If the Director is removed from the Board by the stockholders of the Corporation for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform the Director's duties and responsibilities for any reason other than illness or incapacity), then all unexercised Options held by the Director shall immediately be canceled and terminate.


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         8. EFFECT OF DEATH.

                  If the Director dies before the Options expire or have been exercised with respect to all of the shares of Common Stock subject to the Options, the Options shall become exercisable in full and the Director's executor, administrator, or any person to whom the Options may be transferred by the Director's will or by the laws of descent, shall have the right to exercise the Options, to the extent not previously exercised, at any time prior to the first anniversary of the date of death, but in no event later than ___________, 20__. For this purpose, the terms of this Agreement shall be deemed to apply to such person as if he or she were the Director.

         9. EFFECT OF CHANGE IN CORPORATE CONTROL.

                  Notwithstanding the restrictions on exercisability imposed on the Options pursuant to Section 2 above, the Options shall become immediately exercisable in full in the event of a Change in Corporate Control.

                  For purposes of this Section 9, a "Change in Corporate Control" shall include any of the following events:

                  (a) The acquisition in one or more transactions of more than twenty percent of the Corporation's outstanding Common Stock (or the equivalent in voting power of any class or classes of securities of the Corporation entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                  (b) Any transfer or sale of substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity;

                  (c) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than "Continuing Directors". For this purpose, those persons who were members of the Board of Directors on January 20, 1997, shall be "Continuing Directors". Any person who is nominated for election as a member of the Board after January 20, 1997, shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

                  (d) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Corporation's Common Stock.


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         10. NONTRANSFERABILITY.

                  The Director's rights under this Agreement may not be assigned or transferred by the Director other than by will or the laws of descent and distribution. The Options may not be exercised by anyone other than the Director or, in the case of the Director's death, by the person to whom the rights of the Director shall have passed by will or the laws of descent and distribution.

                  Notwithstanding the foregoing, the Board of Directors may, in its discretion, permit the Director to transfer all or a portion of the Options to members of the Director's immediate family, to trusts for the benefit of members of the Director's immediate family, or to family limited partnerships in which immediate family members are the only partners, provided that such Options shall still be subject to termination in accordance with Section 7 of this Agreement in the hands of the transferee.

         11. SECURITIES LAWS.

                  The Corporation may from time to time impose any conditions on the exercise of the Options as it deems necessary or advisable to ensure that the Options granted hereunder, and each exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Options until the offering of the shares covered by the Options have been registered under the Securities Act of 1933, as amended, or the printing of legends on all stock certificates issued to the Director describing the restrictions on transfer of such shares.

         12. RIGHTS PRIOR TO ISSUANCE OF CERTIFICATES.

                  Neither the Director nor any person to whom the rights of the Director shall have passed by will or the laws of descent and distribution shall have any of the rights of a stockholder with respect to any shares of Common Stock until the date of the issuance to him or her of certificates for such Common Stock as provided in Section 6 above.

         13. OPTIONS NOT TO AFFECT STATUS AS DIRECTOR.

                  Neither this Agreement nor the Options granted hereunder shall confer upon the Director any right to continue the Director's service as a member of the Board of Directors of the Corporation.

         14. MISCELLANEOUS.

                  (a) This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

                  (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.


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                  (c) The validity, performance, construction and effect of this
Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of the Common Stock, shall be governed by the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


ATTEST:                                  HEALTH CARE REIT, INC.


                                         By:
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Vice President and                          Chairman and
Corporate Secretary                         Chief Executive Officer


                                         DIRECTOR


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